PennyMac Mortgage Investment Trust August 3, 2016 Second Quarter 2016 Earnings Report Exhibit 99.2

2Q16 Earnings Report Forward-Looking Statements This presentation contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change. Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein, from past results discussed herein, or illustrative examples provided herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: changes in our investment objectives or investment or operational strategies, including any new lines of business or new products and services that may subject us to additional risks; volatility in our industry, the debt or equity markets, the general economy or the real estate finance and real estate markets specifically, whether the result of market events or otherwise; events or circumstances which undermine confidence in the financial markets or otherwise have a broad impact on financial markets, such as the sudden instability or collapse of large depository institutions or other significant corporations, terrorist attacks, natural or man-made disasters, or threatened or actual armed conflicts; changes in general business, economic, market, employment and political conditions, or in consumer confidence and spending habits from those expected; declines in real estate or significant changes in U.S. housing prices or activity in the U.S. housing market; the availability of, and level of competition for, attractive risk-adjusted investment opportunities in mortgage loans and mortgage-related assets that satisfy our investment objectives; the inherent difficulty in winning bids to acquire mortgage loans, and our success in doing so; the concentration of credit risks to which we are exposed; the degree and nature of our competition; our dependence on our manager and servicer, potential conflicts of interest with such entities and their affiliates, and the performance of such entities; changes in personnel and lack of availability of qualified personnel at our manager, servicer or their affiliates; the availability, terms and deployment of short-term and long-term capital; the adequacy of our cash reserves and working capital; our ability to maintain the desired relationship between our financing and the interest rates and maturities of our assets; the timing and amount of cash flows, if any, from our investments; unanticipated increases or volatility in financing and other costs, including a rise in interest rates; the performance, financial condition and liquidity of borrowers; the ability of our servicer, which also provides us with fulfillment services, to approve and monitor correspondent sellers and underwrite loans to investor standards; incomplete or inaccurate information or documentation provided by customers or counterparties, or adverse changes in the financial condition of our customers and counterparties; our indemnification and repurchase obligations in connection with mortgage loans we purchase and later sell or securitize; the quality and enforceability of the collateral documentation evidencing our ownership and rights in the assets in which we invest; increased rates of delinquency, default and/or decreased recovery rates on our investments; our ability to foreclose on our investments in a timely manner or at all; increased prepayments of the mortgages and other loans underlying our mortgage-backed securities or relating to our mortgage servicing rights , excess servicing spread and other investments; the degree to which our hedging strategies may or may not protect us from interest rate volatility; the effect of the accuracy of or changes in the estimates we make about uncertainties, contingencies and asset and liability valuations when measuring and reporting upon our financial condition and results of operations; our failure to maintain appropriate internal controls over financial reporting; technologies for loans and our ability to mitigate security risks and cyber intrusions; our ability to obtain and/or maintain licenses and other approvals in those jurisdictions where required to conduct our business; our ability to detect misconduct and fraud; our ability to comply with various federal, state and local laws and regulations that govern our business; developments in the secondary markets for our mortgage loan products; legislative and regulatory changes that impact the mortgage loan industry or housing market; changes in regulations or the occurrence of other events that impact the business, operations or prospects of government agencies or government-sponsored entities, or such changes that increase the cost of doing business with such entities; the Dodd-Frank Wall Street Reform and Consumer Protection Act and its implementing regulations and regulatory agencies, and any other legislative and regulatory changes that impact the business, operations or governance of mortgage lenders and/or publicly-traded companies; the Consumer Financial Protection Bureau and its issued and future rules and the enforcement thereof; changes in government support of homeownership; changes in government or government-sponsored home affordability programs; limitations imposed on our business and our ability to satisfy complex rules for us to qualify as a real estate investment trust (REIT) for U.S. federal income tax purposes and qualify for an exclusion from the Investment Company Act of 1940 and the ability of certain of our subsidiaries to qualify as REITs or as taxable REIT subsidiaries for U.S. federal income tax purposes, as applicable, and our ability and the ability of our subsidiaries to operate effectively within the limitations imposed by these rules; changes in governmental regulations, accounting treatment, tax rates and similar matters (including changes to laws governing the taxation of REITs, or the exclusions from registration as an investment company); the effect of public opinion on our reputation; the occurrence of natural disasters or other events or circumstances that could impact our operations; and our organizational structure and certain requirements in our charter documents. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this presentation are current as of the date of this presentation only.

Second Quarter Highlights Net loss of $5.3 million on net investment income of $47.6 million Diluted loss per share of $0.08; return on equity of (1)% Dividend of $0.47 per share declared on June 28, 2016 Book value per share decreased to $20.09 at June 30, 2016 Underperformance of distressed loan investments totaling approximately $30 million, driven by extended resolution timelines with increased associated expenses and home prices lower than previously forecast Results also impacted by approximately $10 million in net valuation losses from interest rate strategies and $5.1 million in servicing activity fees related to the sale of performing loans from the distressed portfolio Partially offset by strong correspondent production results, income contribution from other credit-sensitive strategies and a $2.9 million income tax benefit Segment pretax results: Investment Activities: $(24.6) million; Correspondent Production: $16.4 million Continued investment in GSE credit risk transfer (CRT) and mortgage servicing rights (MSRs) resulting from PMT’s correspondent production business CRT-eligible deliveries for the quarter totaled $3.2 billion in UPB resulting in $126 million of new CRT investments Approximately $3 billion in UPB remaining at June 30th under current CRT commitment with Fannie Mae(1); in discussions on a fourth CRT transactions for PMT’s production(2) Added $60 million in new MSRs Repurchased 1.2 million PMT common shares from April 5th through July 5th at a cost of $18.1 million Continued strong cash flows from PMT’s existing investments, including $114 million in cash proceeds generated from the liquidation and paydown of mortgage loans and REO(3) 2Q16 Earnings Report (1) Current CRT transaction with Fannie Mae is for $7.5 billion in UPB of PMT’s production (2) There can be no assurance that the transaction will be completed at all (3) Proceeds excludes bulk sales of distressed loans during the quarter

Average 30-year fixed rate mortgage(1) Current Market Environment and Outlook 2Q16 Earnings Report 3.59% 3.48% Home Sales, Seasonally Adjusted Annual Pace (Units in millions) (3) (4) 6.2 5.5 Uncertainty from the U.K.’s vote to exit the European Union resulted in a flight to quality, driving U.S. Treasury yields to record lows Mortgage rates remained low in 2Q16 and have approached all-time lows post “Brexit”(1) Market expectations for interest rates are now lower for longer Market volumes for mortgage originations have increased in reaction to lower rates and are expected to continue for the foreseeable future An estimated 54% of fixed-rate mortgage loans outstanding are now refinanceable(2); however, industry capacity constraints are moderating the growth in origination volumes While interest rates have fallen, mortgage spreads have widened; when interest rates rise, consumer mortgage rates are not expected to rise as much Mixed outlook for U.S. economic growth; however, housing fundamentals remain solid Housing affordability is improving, which aids purchase-money originations (1) Freddie Mac Primary Mortgage Market Survey. 3.48% as of 7/28/2016 (2) Sources: CPR & CDR Technologies; Wells Fargo Securities. Estimated percentage of loans outstanding by UPB with 0.50% or greater difference between the note rate and current mortgage rates. Analysis as of 6/30/16 (3) Census Bureau - seasonally adjusted (4) National Association of Realtors - seasonally adjusted

Transitioning to Correspondent-Related Investments Such as CRT and MSRs 2Q 2014 100% = $1.6 billion 2Q16 Earnings Report Current capital deployment is primarily focused on attractive correspondent-related investments – CRT and MSRs 2Q 2016 100% = $1.4 billion PMT’s Equity Allocation(1) (1) Management’s internal allocation of equity. Amounts as of quarter end.

Distressed Loan Portfolio Is Declining Through Liquidation and Sales 2Q16 Earnings Report Bulk sale of performing loans completed -38% Y/Y -14% Y/Y

Share Repurchase Program Update 2Q16 Earnings Report Repurchased 1.2 million PMT common shares from April 5th to July 5th; 7.5 million shares since inception $100 million in additional repurchases remain authorized under the $200 million program We continue to evaluate repurchases using available capital versus the return on alternative investment opportunities (1) Includes the impact of shares issued under the PMT 2009 Equity Incentive Plan Share Repurchases from April 5th through July 5th PMT Shares Outstanding(1) ($ in millions) (in millions)

Second Quarter Income and Return Contributions by Strategy Amounts may not total due to rounding (1) Income contribution is net of any direct expenses associated with investments (e.g., loan fulfillment fees, loan servicing fees) (2) Equity allocated to MSR, ESS and distressed loan strategies include an allocation of exchangeable senior notes and associated expenses (3) Management’s internal allocation of equity. Amounts represent weighted averages during the period 2Q16 Earnings Report Q2 2016 Q2 2016 Q2 2016 ($ in millions) Market-Driven Value Changes Income Excluding Market-Driven Value Changes(1) Total Income Contribution(1) WA EquityAllocated(3) Annualized Return on Equity (ROE) RETURNS EQUITY ROE % Credit sensitive strategies: Strategy Page Check Perf Track Check PMWG Check PMWG Check Perf Track1 Check PMWG Check Distressed loan investments n/a $,-22,377,487.862077344 $,-22,377,487.862077344 $,730,486,502.6509167 -0.12253470957160752 ,-22,377,487.862077344 0 13,089,829.416964564 35,467,317.279041909 13,089,829.420765145 35,467,317.282842487 ,776,531,248.90350008 $,-46,044,746.252583385 6.7% -0.18996189651249162 6.7% -0.18996189650966633 Other credit sensitive strategies GSE credit risk transfer $3,904,368.6199999996 $3,232,771.7600000002 $7,137,140.3799999999 7,137,140.3799999999 0 -4,521,744.6499999994 ,-11,658,885.29999999 -4,521,744.6499999994 ,-11,658,885.29999999 81,739,297.368333325 $,-81,739,297.368333325 -7.7% 7.7% -0.22127641394440323 0.22127641394440323 Non-Agency subordinate bonds $1,138,669.6999999997 $,241,901.9814303102 $1,380,571.68143031 1,380,571.68143031 0 7,102,367.3066666648 $-7,102,367.3066666648 -0.10894716692216208 0.10894716692216208 Commercial real estate finance $,-96,080.530000000028 $,193,731.31 $97,650.77999999997 97,650.77999999997 0 5,393.5100000000239 ,-92,257.269999999946 5,393.5100000000239 ,-92,257.269999999946 18,430,934.128333334 $,-18,430,934.128333334 .1% -0.1% .1% -0.1% Subtotal net other credit sensitive strategies $4,946,957.7899999991 $3,668,405.514303106 $8,615,362.8414303083 $,141,638,465.76836556 0.24330573745467718 Net credit sensitive strategies $4,946,957.7899999991 $,-18,709,082.810647033 $,-13,762,125.20647036 $,872,124,968.4192822 -6.31199679816105% $0 Interest rate sensitive strategies: MSRs (incl. recapture)(2) $,-25,677,409.849999998 $3,643,496.2769631445 $,-22,033,913.573036853 5,399,504.4869631464 0 5,281,166.2036005305 -,118,338.28336261585 5,281,166.1997999493 -2,644,495.5271631926 ,183,809,786.36400005 $-,183,809,786.36400005 5.9666695509512417 -5.9666695509512417 -0.53704233247579536 0.53704233247579536 ESS (incl. recapture)(2) $,-17,429,106.50000001 $4,702,448.1421142053 $,-12,726,657.907885795 ,-12,726,657.907885795 0 ,-12,926,172.159637105 -,199,514.25175130926 ,-12,926,172.709637104 -,199,514.80175130814 ,182,433,846.63749996 $-,182,433,846.63749996 -0.28341609625371089 0.28341609625371089 -0.28341610831287667 0.28341610831287667 Agency MBS $2,788,040.87 $2,218,557.4299999997 $5,006,598.3 6,731,315.7999999998 0 7,731,249.9199999999 ,999,934.12000000011 7,731,249.9199999981 ,999,934.11999999825 15,708,906.731666684 $,-15,708,906.731666684 1.9686283844094674 -1.9686283844094674 1.3365290302269446 -1.3365290302269446 Non-Agency senior MBS (incl. jumbo) $1,526,657.75 $,456,056.32856968901 $1,982,714.785696891 2,500,301.7599999988 0 1,898,092.8199999996 2,560,546.2414303105 1,969,076.4691254795 2,631,529.8905557906 25,120,192.513333362 $,-25,120,192.513333362 0.23562284692501487 -0.23562284692501487 0.73474659347078153 -0.73474659347078153 Interest rate hedges $28,295,151.559999999 - $28,295,151.559999999 Net interest rate sensitive strategies $,-10,496,665.719999999 $11,020,558.177647039 $,523,892.45764704049 $,376,770,244.19386774 .55619302821321% Correspondent production $16,730,842.17594 $16,730,842.17594 $,105,486,689.474617 0.63442476995984975 17,788,257.115940005 1,057,414.9400000051 11,793,784.310000004 -4,937,057.8659399953 11,793,784.310000002 -4,937,057.8659399971 96,643,880.894999981 $8,842,808.5796170235 0.48813372148469553 0.14629104847515423 0.48813372148469553 0.14629104847515423 Cash, short term investments, and other n/a $66,925.993400000007 $66,925.993400000007 $56,356,047.43591664 .47502262096079% 66,925.993400000007 0 ,245,804.93907199998 ,178,878.94567199997 ,245,804.93907199998 ,178,878.94567199997 85,545,509.528283343 $,-29,189,462.92366703 .7% -0.2% 1.1% -0.7% Management fees and corporate expenses n/a $11,717,333.4 $11,717,333.4 ,-13,536,978.68 1,071,502.7200000007 ,-11,554,024.259999998 11,431,562.209999997 -,285,771.1900000032 Provision for income tax expense n/a $-2,891,148 $-2,891,148 -3,452,239.9499999993 -,561,091.94999999925 -3,452,239.9499999993 -,561,091.94999999925 -3,452,239.95 -,561,091.95000000019 Net income $-5,549,707.9299999997 $,283,058.13634000532 $-5,266,649.7936599962 $1,410,737,949.5236835 -1.49330349989896% -4,629,556.8536599986 ,637,092.93999999762 14,495,599.999999994 19,762,249.793659993 14,495,619.449999996 19762269.243659992 1,473,065,970.3766165 $,-62,328,020.85293293 3.9% -5.4% 1Perf Track includes hedge results in ROE calcs, interest rate sensitive strategies will not tie to PMWG or IR slide. Checks To Top Of House 7.4505805969238281E-9 -0.9266669750213623 Other Interest Expese MSR Non FV Changes Balance Sheet Metrics WA Assets WA Liabilities WA EquityAllocated Credit sensitive strategies: Distressed loan investments $2,535,692,872.4833331 $1,759,161,623.579833 $,730,486,502.6509167 -6.9327793437305496E-2 Other credit sensitive strategies GSE credit risk transfer $,181,542,117.64833331 $99,802,820.279999986 $0 Non-Agency subordinate bonds $35,427,033.973333336 $28,324,666.666666668 $0 Commercial real estate finance $18,430,934.128333334 $1,986,193.302617972 $0 Subtotal net other credit sensitive strategies $,235,400,085.74999997 $,130,113,680.24928463 $0 Net credit sensitive strategies $2,771,092,958.2333331 $1,889,275,303.8291178 $,730,486,502.6509167 Interest rate sensitive strategies: -4.7% MSRs (incl. recapture) $,459,524,465.91000003 $,275,714,679.546 $0 ESS (incl. recapture) $,364,867,693.27499992 $,182,433,846.63749996 $0 Agency MBS $,236,258,501.24333334 $,220,549,594.51166666 $0 Non-Agency senior MBS (incl. jumbo) $,526,909,029.82666665 $,501,788,837.31333333 $0 Interest rate hedges Net interest rate sensitive strategies $1,587,559,690.2549999 $1,180,486,958.84999 $0 $0

Note: This slide presents examples for illustrative purposes only, using PMT’s base case assumptions (e.g., for credit performance, prepayment speeds, financing economics).  Actual results may differ materially.  Please refer to slide 2 for important disclosures regarding forward-looking statements. Management’s internal allocation of equity Equity allocated to MSR, ESS and distressed loan strategies include an allocation of exchangeable senior notes and associated expenses Run-Rate Quarterly Income Potential from PMT’s Strategies Income potential does not reflect any share repurchases or bulk asset sales (e.g., distressed loans) Other factors that may cause actual income to vary materially from expectations: Distressed loan resolution timelines and expenses, and home prices relative to current assumptions Correspondent production volumes and margins Interest rates, yield curve shape, and mortgage spreads relative to rate instruments Credit spreads for the other credit-sensitive strategies PMT’s objective is to distribute a dividend consistent with earnings per share; REIT taxable income for the year is a floor for dividend payments 2Q16 Earnings Report

Mortgage Investment Activities

Strong Resolution Activity on Distressed Loan Investments Payoffs Foreclosure sales Short sales REO sales Modifications ($ in millions) Resolution Activity (UPB) Total Liquidation Activities 2Q16 Earnings Report Resolution Activity (% of UPB) ($ in millions) $239 $210 $250 $241 $244 Increase in REO property sales reflects strong demand for homes Result is a net reduction to REO inventory of $20 million REO rental portfolio totaled $21 million at June 30, 2016, up from $13 million at March 31, 2016 Modifications comprised 38% of total resolution activity in 2Q16, down from 47% in 1Q16 Focus on driving reperformance through streamline modification programs (proprietary and Home Affordable Modification Program) Moves borrowers directly into a trial modification after first trial payment; eliminates income documentation requirements Trial modifications totaled $182 million at June 30th, up 65% from the prior quarter

Correspondent acquisitions totaled $14.6 billion, up 51% Q/Q PennyMac was the second largest aggregator in 2Q16, after Wells Fargo(1) Conventional conforming and jumbo acquisitions were $5.2 billion, up 59% Q/Q Total lock volume of $16.0 billion up 54% Q/Q 2Q16 acquisitions were 23% higher than 2Q15 Includes a 46% Y/Y increase in conventional conforming acquisitions July correspondent acquisitions totaled $5.0 billion; locks totaled $6.5 billion Launched non-delegated correspondent program Pursuing new initiatives to grow market share from credit unions and smaller banks Wholesale channel launch planned for mid-2017 Correspondent Production Volume and Mix Correspondent Production Volumes Increased Significantly in 2Q16 (1) Inside Mortgage Finance, company estimates (2) For Government loans, PMT earns a sourcing fee and interest income for its holding period and does not pay a fulfillment fee ($ in billions) UPB (2) (2) 2Q16 Earnings Report $16.0 $14.4 $10.4 3Q14 3Q14 2Q14 Conventional 221 221 XXX Jumbo 0.70489999999999997 0.70489999999999997 0.78669999999999995 Selected Operational Metrics 1Q16 2Q16 Correspondent production sellers 437 457 Purchase money loans, as % of total acquisitions 0.72 0.71 acquisitions Selected Credit Metrics for 1Q15 WA FICO WA DTI(2) Government-insured 695 0.41 Conventional conforming 747 0.35

2Q16 Earnings Report CRT Investment Outstanding ($ in millions) Total CRT investments have grown to $339 million at June 30, 2016 71% of PMT’s 2Q16 conventional conforming production is being delivered into CRT transactions Approximately $3 billion in UPB remaining at June 30th under current CRT commitment with Fannie Mae(1); in discussion on a fourth CRT transaction for PMT’s production(2) 2Q16 returns on CRT investments benefited from market-driven value changes due to credit spread tightening Levered returns expected to improve as more of the CRT investments achieve optimal leverage Underlying collateral performance is strong(3) Total 60+ day delinquencies are < 0.06% of $9.0 billion in UPB No credit losses to date PMT's Unique Investments in GSE Credit Risk Transfer 2Q16 Returns on CRT Investments (1) Current CRT transaction with Fannie Mae is for $7.5 billion in UPB of PMT’s production (2) There can be no assurance that the transaction will be completed at all (3) See page 31 for additional details CRT ($ in millions) Total Income Contribution Income Excluding Market-Driven Value Changes Average CRT asset Investment income $7.1369999999999996 $3.2320000000000002 $,275,695,412 Return on average CRT assets 0.11600000000000001 5.9% Return on average CRT equity 0.23599999999999999 0.107

MSR Investments Grow, Partially Offset by Higher Prepayments ($ in millions) Organic MSR investments resulting from correspondent production activity were $471 million, an increase from $455 million at March 31, 2016 Reflects strong correspondent production volumes that resulted in MSR investment growth despite the decline in interest rates which adversely impacted the MSR asset value ESS investments resulting from bulk, mini-bulk and flow MSR acquisitions by PFSI were $295 million, down from $322 million at March 31, 2016, driven by prepayments during the quarter and higher expectations of future prepayments MSR and ESS Assets at Period End Carrying value on balance sheet Related UPB ■ MSRs ■ ESS ■ UPB (right axis) 2Q16 Earnings Report

Financial Results

Pretax Income (Loss) by Operating Segment Note: Figures may not sum exactly due to rounding 2Q16 Earnings Report Investment Correspondent Total Pretax ($ in millions) Activities Production Income 2Q15 $19.866 $5.22 $25.088000000000001 3Q15 $34.915999999999997 $10.199999999999999 $45.1 4Q15 $-6.1 $13.058999999999999 $6.9 1Q16 $0.13500000000000001 $10.909000000000001 $11.044 2Q16 $-24.6 $16.399999999999999 $-8.1999999999999993

Investment Activities Segment Results Segment revenue decreased $17.0 million Q/Q: Net loss on investments increased $11.6 million Q/Q, driven by: Valuation losses on distressed loan portfolio (see slide 19) ESS fair value loss of $15.8 million, partially offset by net MBS portfolio valuation gains of $6.0 million Partly offset by CRT revenue, which resulted from gains related to credit spread tightening and a growing investment position Decrease in net interest income (see slide 18) Other losses decreased $3.2 million, primarily driven by less reduction in the value of REO properties Expenses increased 29% Q/Q, driven by a $5.1 million servicing activity fee related to the sale of performing loans during the quarter 2Q16 Earnings Report (1) Includes $1.6 million in recapture income (2) Servicing fees include both special servicing for PMT’s distressed portfolio and subservicing for PMT’s mortgage servicing rights of $11.4 million and $5.0 million, respectively in 2Q16. Investment Activities Quarter Ended Q/Q Q/Q Y/Y ($ in thousands) $42,551 $42,460 ∆ ∆ ∆ Revenues: Net loss on investments: Mortgage loans at fair value $,-13,463 $14,395 Mortgage loans held by variable interest entity net of asset-backed secured financing -21 -4,105 Mortgage-backed securities 6,057 7,582 CRT Agreements 7,764 -4,143 Excess servicing spread investment(1) ,-15,824 ,-17,627 ,-15,487 -3,898 2.9730631092868136 $,-11,589 Net interest income Interest income 38,351 45,343 -0.15420241272081692 $-6,992 Interest expense 28,642 26,885 6.5% $1,757 9,709 18,458 -0.47399501571134472 $-8,749 Net loan servicing fees 15,691 15,554 .9% $137 Other -,520 -3,688 -0.85900216919739703 $3,168 Total revenues 9,393 26,426 -0.64455460531294939 $,-17,033 Expenses: Servicing and Management fees 21,027 #DIV/0! $21,027 payable to PennyMac Financial Services, Inc.(2) 16,386 Other 12,958 9,905 0.30822816759212524 $3,053 Total expenses 33,985 26,291 0.29264767410901071 $7,694 Pretax (loss) income $,-24,592 $135 -183.16296296296295 $,-24,727

Net Interest Income Declined Partly Due to Sale of Performing Loans and ESS

($ in thousands)	Quarter ended June 30, 2016	Quarter ended March 31, 2016	Quarter ended June 30, 2015
Short-term investments	$ -	$ 376	$ 82
Mortgage-backed securities	2,756	2,712	2,505
Mortgage loans:			
At fair value	23,042	29,186	22,171
Held by variable interest entity	4,951	5,529	4,429
Acquired for sale at fair value	181	241	1,318
Total mortgage loans	28,174	34,956	27,918
Excess servicing spread	5,713	7,015	5,818
Other	1,708	284	13
Total interest income	38,351	45,343	36,336
Interest expense	28,642	26,885	24,976
Net interest income	**$ 9,709**	**$ 18,458**	**$ 11,360**

- Total interest income from Investment Activities was $38.4 million, a 15% Q/Q decrease
  - Primarily driven by the sale of $419 million in UPB of performing loans from the distressed portfolio and a decrease in capitalized interest from loan modifications
- Interest income from the distressed loan portfolio was $23.0 million, down 21% Q/Q
  - Capitalized interest on loan modifications of $16.4 million, down 30% from 1Q16 due to lower UPB in loans modified during the quarter(1)
- ESS interest income was $5.7 million, down 19% Q/Q, driven by the sale of conventional-conforming ESS in 1Q16 and elevated prepayments
- Total interest expense from Investment Activities was $28.6 million, a 7% Q/Q increase

(1) Capitalized interest from loan modifications increases interest income and reduces gains from loan valuations

PennyMac® 2Q16 Earnings Report | 18

Investment (Losses) Gains and Cash Flows from the Distressed Loan Portfolio Net losses on distressed loans totaled $13.5 million, compared to gains of $14.4 million in 1Q16 Distressed loan portfolio underperformed expectations by approximately $30 million Majority related to the extension of resolution timelines, particularly on loans with underlying properties located in the Northeast Increased expenses to maintain PMT’s liens on the properties Also lower actual home prices versus prior forecasts and a reduction in the long-term forecast for home price appreciation Cash proceeds from liquidation and paydown activity on distressed loans and REO totaled $114.0 million Accumulated gains on assets liquidated during the quarter were $4.5 million, and gains on liquidation were $5.1 million Performing loan sale generated $344 million in gross cash proceeds and approximately $100 million in net cash proceeds after debt repayment and related expenses Net (Losses) Gains on Mortgage Loans Cash Proceeds and Gain on Liquidation (1) Represents valuation gains and losses recognized during the period the Company held the respective asset, but excludes the gain or loss recorded upon sale or repayment of the respective asset (2) Represents the gain or loss recognized as of the date of sale or repayment of the respective asset 2Q16 Earnings Report Quarter ended ($ in thousands) $42,551 Mar. 31, 2016 Valuation Changes: Peforming loans $-8,356 $4,884 Nonperfoming loans -5,919 7,965 ,-14,275 12,849 Payoffs 1,208 1,548 Sales -,396 -2 $,-13,463 $14,395 Quarter ended ($ in thousands) $41,729 December 31, 2013 Q/Q Valuation Changes: Performing loans $-3,286 $9,897 1.105744680851064 Nonperfoming loans 36,459 34,793 2.5% 33,173 44,690 0.15198226529875747 Payoffs 5,620 5,888.1170000000002 -0.26764713930348261 Sales 1,125 0 $39,918 $50,578.116999999998 7.9944420719989751 Quarter ended ($ in thousands) December 31, 2013 $41,547 Valuation Changes: Performing loans $9,897 $-15 Nonperfoming loans 34,793 41,905 44,690 41,890 Payoffs 5,888.1170000000002 6,096 $50,578.116999999998 $47,986 PMT Gains in Liquidations June 30, 2014 ($ in thousands) Quarter ended June 30, 2016 PMT PR Table 7222014 1943 Accumulated Gain on Proceeds gains (losses)(1) liquidation(2) Mortgage loans $43,360 $4,813 $1,208 REO 70666 -348 4718 Subtotal 114026 4465 5926 Performing Loan Sale 344302 59812 -396 $,458,328 $64,277 $5,530 #REF!

Valuation of MSRs and Excess Servicing Spread (ESS) PMT carries most of its MSRs at the lower of amortized cost or fair value (“LOCOM”) MSRs where the note rate on the underlying loan is less than or equal to 4.5% The fair value of MSRs carried at LOCOM was $3.6 million in excess of the carrying value at June 30, 2016, compared to $11.6 million at March 31, 2016 2Q16 Earnings Report ($ in millions) Mortgage Servicing Rights Excess Servicing Spread At 6/30/2016 At lower of amortized cost or fair value At fair value Fair value Pool UPB $40,590.718999999997 $6,496.7110000000002 $36,152 83239.429999999993 Pool weighted average coupon 3.8600000000000002E-2 4.7100000000000003E-2 4.2099999999999999E-2 Pool prepayment speed assumption (CPR) 0.10780000000000001 0.1426 0.125 Weighted average servicing fee/spread 2.5000000000000001E-3 2.5000000000000001E-3 1.9E-3 Fair value $417.09399999999999 $57.975000000000001 $294.55099999999999 As multiple of servicing fee 4.03 3.53 4.3499999999999996 Carrying (accounting) value $413.48200000000003 $57.975000000000001 $294.55099999999999 Fair value in excess of carrying value $3.6119999999999663 ($ in millions) Mortgage Servicing Rights Excess Servicing Spread At 3/31/15 Under lower of amortized cost or fair value Under fair value Fair value Pool UPB $29,155.694 $6,000.7 $33,142.364999999998 68298.758999999991 Pool weighted average coupon 3.8100000000000002E-2 4.7800000000000002E-2 4.1099999999999998E-2 Pool prepayment speed assumption (CPR) 8.9% 0.1353 0.11600000000000001 Weighted average servicing fee/spread 2.5999999999999999E-3 2.5000000000000001E-3 1.6000000000000001E-3 Fair value $327.702 $49.447000000000003 $222.309 As multiple of servicing fee 4.38 3.26 4.1980000000000004 Carrying (accounting) value $309.71199999999999 $49.447000000000003 $222.309 Fair value in excess of carrying value $17.990000000000009 ($ in millions) Mortgage Servicing Rights Excess Servicing Spread At 6/30/14 Under lower of amortized cost or fair value Under fair value Fair value UPB $24,640 $4,758 $26,963.818793999999 Weighted average coupon 3.7199999999999997E-2 4.7899999999999998E-2 4.2299999999999997E-2 Prepayment speed assumption (CPR) 8.6% 0.10199999999999999 0.1024 Weighted average servicing fee/spread 2.5999999999999999E-3 2.5000000000000001E-3 1.6000000000000001E-3 Fair value $289.2 $46.8 $190.24299999999999 As multiple of servicing fee 4.5599999999999996 3.88 4.37 Carrying (accounting) value $268.7 $46.8 $190.24299999999999 Fair value in excess of carrying value $20.5 ($ in millions) Mortgage Servicing Rights Excess Servicing Spread At 3/31/14 Under lower of amortized cost or fair value Under fair value Fair value UPB $23,897 $3,426.69 $22,246 Weighted average coupon 3.6999999999999998E-2 4.7899999999999998E-2 4.3999999999999997E-2 Prepayment speed assumption (CPR) 8.3% 9.4% 0.1045 Weighted average servicing fee/spread 2.5999999999999999E-3 2.5000000000000001E-3 1.6000000000000001E-3 Fair value $289.93400000000003 $36.180999999999997 $151 As multiple of servicing fee 4.71 4.1500000000000004 4.34 Carrying (accounting) value $265.24 $36.180999999999997 $151 Fair value in excess of carrying value $24.694000000000017 Mult is acct value / UPB / wt avg svc fee ($ in millions) Mortgage Servicing Rights Excess Servicing Spread At 12/31/13 Under lower of amortized cost or fair value Under fair value Fair value UPB $23,400 $2,393 $20,512.659 Weighted average coupon 3.6799999999999999E-2 4.7800000000000002E-2 4.4400000000000002E-2 Prepayment speed assumption (CPR) 8.2% 8.9% 9.7% Weighted average servicing fee/spread 2.5999999999999999E-3 2.5999999999999999E-3 1.552E-3 Fair value $289.74 $26.452000000000002 $138.72200000000001 As multiple of servicing fee 4.8 4.32 4.3600000000000003 Carrying (accounting) value $264.12 $26.452000000000002 $138.72200000000001 Fair value in excess of carrying value $25.620000000000005

Credit Risk Transfer – Income Statement and Balance Sheet Treatment

($ in thousands)	Since Inception [1]	
UPB of mortgage loans transferred under CRT Agreements	$ 9,631,009	Total UPB of loans delivered to the CRT Special Purpose Vehicles ("SPVs") and sold to Fannie Mae
Deposits of restricted cash to secure guarantees	$ 340,183	Cash deposited in the SPV in "restricted cash." Represents collateral for the initial credit risk retained
Gains (losses) recognized on derivatives related to CRT agreements included in Net gain on investments		
Realized	$ 8,226	Cash income or loss to PMT from the SPVs
Resulting from valuation changes	(4,012)	Gains and losses resulting from valuation changes represent mark-to-market valuations
	$ 4,214	
Payments made to settle losses	$ -	Payments made to Fannie Mae, from pledged cash, for losses on loans underlying the CRT agreements
At June 30, 2016		
UPB of mortgage loans subject to guarantee obligation	$ 8,976,961	Current UPB of loans delivered to the CRT SPVs and sold to Fannie Mae
Delinquency		
Current to 89 days delinquent	$ 8,976,093	
90 or more days delinquent	$ 868	
Carrying value of CRT agreements		
Restricted cash included in Deposits securings credit risk transfer agreements	$ 388,812	Current cash collateralizing guarantee included in "Deposits securing credit risk transfer agreements"
Net derivative liability included in Derivative liabilities	$ 199	Derivative liability represents net value of expected future cash inflows related to assumption of credit risk and expected future losses

(1) Cumulative for the five quarters ending 6/30/2016

PennyMac® 2Q16 Earnings Report | 21

Correspondent Production Segment Results Segment revenue totaled $38.2 million, a 48% increase from 1Q16, driven by strong conventional conforming lock volumes Gain on mortgage loans increase driven by higher volumes and strong margins, reflecting limited industry capacity Net interest income growth driven by higher loan volumes during the quarter, partially offset by a flatter yield curve Conventional conforming acquisition volumes increased 59% from 1Q16 Reflects larger mortgage origination market volumes and successful initiatives to profitably grow market share Fulfillment fee paid for the quarter was 37bp, down from 40bp in 1Q16(2) (1) Conventional conforming and jumbo interest rate lock commitments (2) Fulfillment fees are based on funding volumes. Contractual fulfillment fee is in general 0.50% of the funding of conventional and jumbo loans, subject to reductions at specified volumes and discretionary reductions by PFSI. (2) (2) 2Q16 Earnings Report ($ in thousands) Quarter Ended June 30, 2016 As % of Interest Rate Lock Commitments(1) Quarter Ended Mar. 31, 2016 As % of Interest Rate Lock Commitments(1) Revenues: Net gain on mortgage loans acquired for sale $24,226 4.0617153159705124E-3 $15,049 3.8904206527492829E-3 Net interest income 5,464 9.1609066649314306E-4 3,904 1.0092499321106517E-3 Other income 8,535 1.4309725180305592E-3 6,837 1.7674799656353807E-3 $38,225 6.408778500494215E-3 $25,790 6.6671505504953153E-3 Expenses: Loan fulfillment, servicing, and management $19,710 3.3045657094765463E-3 $13,354 3.4522345269993966E-3 fees payable to PennyMac Financial Services, Inc. 0 0 Other 2,082 3.4906675835262151E-4 1,527 3.947552885074194E-4 $21,792 3.6536324678291677E-3 $14,881 3.846989815506816E-3 Pretax income $16,433 2.7551460326650473E-3 $10,909 2.8201607349884993E-3 41820 41912 42004 42094 Revenues: Net gain on mortgage loans acquired for sale $10,222 2.7574858376045318E-3 $9,509 2.5343816631130064E-3 $5,945 1.971153846153846E-3 $10,160 2.9007671061767278E-3 Net interest income 704 1.8991097922848666E-4 4,067 1.0839552238805969E-3 3,371 1.1177055702917772E-3 3,292 9.3989422377301058E-4 Loan origination fees 4,485 1.209873212840572E-3 6,524 1.7388059701492536E-3 4,925 1.6329575596816977E-3 5,351 1.5277563764913061E-3 Total Revenues $15,411 4.1572700296735902E-3 $20,100 5.3571428571428572E-3 $14,241 4.7218169761273207E-3 $18,803 5.368417706441044E-3 Expenses: Loan fulfillment fees $12,749 3.4391691394658752E-3 $15,900 4.23773987206823E-3 $12,185 4.0401193633952254E-3 $13,170 3.7601479122389273E-3 Interest 0 0 0 0 0 0 - #VALUE! Loan servicing & other 265 7.1486377124359315E-5 1,410 3.7579957356076758E-4 1,110 3.6803713527851461E-4 1,214 3.4660740815930586E-4 Total Expenses $13,014 3.5106555165902347E-3 $17,310 4.6135394456289979E-3 $13,295 4.4081564986737402E-3 $14,384 4.1067553203982332E-3 Pre-tax net income $2,397 6.4661451308335553E-4 $2,790 7.4360341151385925E-4 $946 3.1366047745358047E-4 $4,419 1.2616623860428108E-3 Conforming and Jumbo Locks $3,707,000 $3,752,000 $3,016,000 $3,502,521.7910000002 Revenues: Net gain on mortgage loans acquired for sale Interest income Loan origination fees Total Revenues Expenses: Loan fulfillment fees Interest Loan servicing & other Total Expenses Pre-tax net income Conforming and Jumbo Locks Conforming and Jumbo Locks (previous number)

Appendix

Book value per share(1) PMT EPS, Dividends and Book Value Over Time 19% 14% 7% 7% Return on Equity(2) (1) At period end. (2) Return on average equity during the respective quarter; return on average equity is calculated based on annualized quarterly net income as a percentage of monthly average shareholders’ equity during the period. 2% EPS & Dividend 10% 4% 2Q16 Earnings Report 4% (1)%

Correspondent loan inventory(3) PMT’s Long-Term Investments ■ Credit Risk Transfer (CRT) ■ Retained interests from private-label securitizations ■ MSRs and ESS ■ Agency and non-Agency MBS ■ Distressed whole loans and REO PMT's Mortgage Assets and Leverage Ratio Over Time Leverage ratio(2) 2.9x 2.6x (1) Excludes CRT investments which are reflected on the balance sheet as restricted cash included in other assets and net derivative liability included in derivative liabilities. (2) All borrowings, including exchangeable senior notes and asset-backed secured financing of the variable interest entity, divided by shareholders’ equity at period end. (3) 2Q15 amounts included $649 million of loans delivered into credit risk transfer transaction. Mortgage Assets(1) ($ in millions) 3.1x 3.0x 2Q16 Earnings Report 3.1x

(2) PMT’s interest rate risk exposure is managed on a “global” basis Disciplined hedging Multiple mortgage-related investment strategies with complementary interest rate sensitivities Also employ financial hedge instruments Management of PMT’s Interest Rate Risk(1) Estimated Sensitivity to Changes in Interest Rates % change in PMT shareholders’ equity At 6/30/16 (1) Analysis does not include PMT assets for which interest rates are not a key driver of values, i.e., distressed whole loans and REO. The sensitivity analyses on the slide and the associated commentary are limited in that they are estimates as of June 30, 2016; only reflect movements in interest rates and do not contemplate other variables; do not incorporate changes in the variables in relation to other variables; are subject to the accuracy of various models and assumptions used; and do not incorporate other factors that would affect the Company’s overall financial performance in such scenarios, including operational adjustments made by management to account for changing circumstances. For these reasons, the preceding estimates should not be viewed as an earnings forecast. (2) Includes loans acquired for sale and IRLCs, net of associated hedges, Agency and Non-Agency MBS assets (3) Includes MSRs, ESS, and hedges which include put and call options on MBS, Eurodollar futures and Treasury futures (4) Net exposure represents the net position of the “Long” Assets Position and the MSR/ESS Investments and Hedges (3) (4) Instantaneous parallel shock in interest rates (in bps) 2Q16 Earnings Report

Nonperforming Loans (at June 30, 2016) Performing Loans (at June 30, 2016) Nonperforming loans are held on average at an approximate 30% discount to current property value – discount net of expected costs earned over expected liquidation timeline, plus additional value from property appreciation and reperformance of rehabilitated loans PMT advances funds for items such as property taxes and property preservation to protect the value of its investment in the underlying property; these advances are recovered from the proceeds when the loan is liquidated before loan balances are repaid Performing loans provide ongoing cash interest income and, as they season, the opportunity to monetize gains through payoffs, refinances, or loan sales Carrying Values for PMT’s Distressed Whole Loans (in millions) (in millions) 2Q16 Earnings Report

Distressed Portfolio by Acquisition Period (1) Ratio of unpaid principal balance remaining to unpaid principal balance at acquisition 2Q16 Earnings Report

Distressed Portfolio by Acquisition Period (cont.) (1) Ratio of unpaid principal balance remaining to unpaid principal balance at acquisition 2Q16 Earnings Report No distressed loan acquisitions since 1Q15

Correspondent Production Fundings and Locks by Product Note: Figures may not sum exactly due to rounding 2Q16 Earnings Report   ($ in millions)     2Q15     3Q15     4Q15     1Q16     2Q16       Fundings                                     Conventional     $ 3,553     $ 4,055     $ 3,460     $ 3,253     $ 5,171       Government     8,316     10,348     6,558     6,423     9,433       Jumbo     26     19     12     7     3       Total     $ 11,895     $ 14,421     $ 10,030     $ 9,683     $ 14,607                                             Locks                                     Conventional     $ 4,404     $ 4,085     $ 3,630     $ 3,857     $ 5,957       Government     9,936     9,483     7,001     6,511     10,023       Jumbo     41     32     14     11     7       Total     $ 14,381     $ 13,599     $ 10,645     $ 10,379     $ 15,988

PMT’s Investments in GSE Credit Risk Transfer 2Q16 Earnings Report (1) FICO and LTV metrics at origination CRT 2015 -1 (May 2015 - July 2015) CRT 2015 -2 (August 2015 - Feburary 2016) At inception 42551 At inception 42551 UPB in Millions $1,153.991303 $1,057.11973302 UPB in Millions $4,250.1975279999997 $3,994.8138794699898 Loan Count 4,108 3,880 Loan Count 15,255 14,656 $1,153,991,303 % Purchase 0.67599805258033097 0.68556701030927802 % Purchase 0.71399541134054401 0.71779475982532703 WA FICO(1) 741.62092290717601 741.71436901001005 WA FICO(1) 742.59141710737094 742.255535322578 WA LTV(1) 0.80542303113345803 0.79833368774939995 WA LTV(1) 0.81227108641329104 0.8090391276094 60+ Days Delinquent Loan Count 9 60+ Days Delinquent Loan Count 11 60+ Days Delinquent % o/s UPB .2% 60+ Days Delinquent % o/s UPB 74308377049942399.743% 180+ Days Delinquent Loan Count 0 180+ Days Delinquent Loan Count 0 Actual Losses 0 Actual Losses 0 CRT 2016 -1 (Feburary 2016 - Current) Total At inception 42551 At inception 42551 UPB in Millions $4,226.8205660000003 $3,924.3953916299902 UPB in Millions $9,631.93969999998 $8,976.3290041199798 Loan Count 14,115 13,073 Loan Count 33,478 31,609 % Purchase 0.67400000000000004 0.67400000000000004 % Purchase 0.69282236625944627 0.69530000000000003 WA FICO(1) 748.14379736670799 748.14379736670799 WA FICO(1) 744.80832179632921 744.84 WA LTV(1) 0.81213195516699999 0.81213195516699999 WA LTV(1) 0.8095335219678722 0.80932093323550003 60+ Days Delinquent Loan Count 0 60+ Days Delinquent Loan Count 20 60+ Days Delinquent % o/s UPB 0.000% 60+ Days Delinquent % o/s UPB 547850806743998.548% 180+ Days Delinquent Loan Count 0 180+ Days Delinquent Loan Count 0 Actual Losses 0 Actual Losses 0

Net Cash Flows from Existing Investments (1) Quarterly cash flows from investing activities are derived from the Company’s year-to-date statements of cash flows (2) Debt repayment from liquidations calculated based on debt advance rates for each asset type (3) Revenue component of net loan servicing fees as reported quarterly (4) Investment Activities segment net interest income from the quarterly segment income statement (5) Quarterly income statement items excluding noncash items and fulfillment fees Reconciliation of Non-GAAP Financial Measure 2Q16 Earnings Report Net Cash Flows from Existing Investments and Dividends GAAP to non-GAAP reconciliation ($ in thousands) Quarter Ended $42,551 $42,460 Dec 31, 2015 Sept 30, 2015 $42,185 1 Cash flows from investing activities(1) $,222,120 $93,069 $81,054 $,-22,526 $44,642 0.9 $16,021.800000000001 Adjustments to remove items: Purchase of mortgage-backed securities at fair value ,199,223 50,702 22,604 37,095 0 0.69289999999999996 41,294.68399999996 Purchase of mortgage loans at fair value 0 0 0 0 -1,653 Purchase of excess servicing spread 0 0 102 84,165 ,140,875 Deposit of restricted cash to secure CRT agreements ,126,031 66,706 59,555 87,891 0 Settlements of derivative financial instruments 2,791 2 -1,957 -1,788 -2,912 Margin deposits and restricted cash 19,137 -2,368 -6,710 ,-37,441 20,211 Net purchase of mortgage servicing rights 106 0 1,975 0 0 Net decrease (increase) in short-term investments ,-30,623 5,635 10,347 -,899 ,-12,532 0.69289999999999996 45,714.770399999994 Sale of mortgage-backed securities at fair value 1 0 0 0 0 Sale of excess servicing spread to PFSI ,-59,045 Bulk sale of mortgage loans at fair value -,344,302 0 0 0 -1,074 $,194,484 $,154,701 $,166,970 $,146,497 $,187,557 0.62729999999999997 0 Other adjustments: 0.62729999999999997 0 2 Debt repayment on investment liquidations/sales(2) $-,148,679.41 $,-93,996.533999999985 $-,104,158 $,-93,962.135999999999 $-,126,253.76599999999 $0 3 Servicing fees(3) $31,578 $28,872 $28,131 $25,500 $25,887 0.62729999999999997 0 4 Net interest income from Investment Activities(4) $9,709 $18,458 $17,198 $16,300 $11,360 5 Less capitalized interest $,-16,421 $,-23,294 $,-22,775 $,-14,849 $-9,921 $519 6 Expenses(5) $,-36,666 $,-28,237 $,-30,785 $,-28,114 $,-28,203 Net cash flows from existing investments $34,004.589999999997 $56,503.466000000015 $54,974 $51,371.864000000001 $60,426.234000000011 $,127,100.6586 1 Investing activities from the cash flows statement 2 Calculated based on debt advance rates 0.9 $1,780.2 3 Detail of net loan servicing fees in financial statement footnotes 4 Segment income statement 5 FR 6 Income statement items excluding noncash items and fulfillment fees 0.60260000000000002 ,152,031.15919999999 0.60260000000000002 19,145.807199999999 $,344,302 $,172,957.16640000002 $,105,000 2Q16 1Q16 4Q15 3Q15 2Q15 $,239,302 Debt Expenses $55,777 $41,172 $43,640 $44,677 $41,477 Non-cash equity comp -1,141 -2,544 Fulfillment fees ,-19,111 ,-12,935 ,-12,855 ,-15,333 ,-12,866 Expense adjustment $36,666 $28,237 $30,785 $28,203 $26,067 2Q16 1Q16 4Q15 3Q15 2Q15 Repayment of debt related to MBS financing $29,293.19 $11,493.84 $10,745.1 $19,747.8 $16,021.800000000001 Repayment of debt related to NPL 68,648.75 35,898.75 45,990.53999999996 61,903.87999999996 41,294.68399999996 Repayment of debt related to REO 50,737.47 46,603.943999999996 47,423.182000000001 44,602.877999999997 45,714.770399999994 Repayment of debt adjustment $,148,679.41 $93,996.533999999985 $,104,158.336 $,126,253.76599999999 $,103,030.63879999999 Advance rate - repayment of MBS 0.83 0.83 0.9 0.9 0.9 Hide Advance rate - repayment of NPL 0.75 0.75 0.71799999999999997 0.71799999999999997 0.69289999999999996 Hide Advance rate - repayment of REO 0.71799999999999997 0.71799999999999997 0.71799999999999997 0.71799999999999997 0.69289999999999996 Hide Pre-advance repayment - MBS $35,293 $13,848 $11,939 $21,942 $17,802 Hide Pre-advance repayment - NPL ,410,601 47,865 64,053 86,216 59,596 Hide Pre-advance repayment - REO 70,665 64,908 66,049 62,121 65,976 Hide

Opportunity in MSR Acquisitions Why Are MSR Sales Occurring? How Do MSRs Come to Market? Large servicers may sell MSRs due to continuing operational pressures, higher regulatory capital requirements for banks (treatment under Basel III) and a re-focus on core customers/businesses Independent mortgage banks sell MSRs from time to time due to a need for capital Intermittent large bulk portfolio sales ($10+ billion in UPB) Require considerable coordination with selling institutions and Agencies Mini-bulk sales (typically $500 million to $5 billion in UPB) Flow/co-issue MSR transactions (monthly commitments, typically $20-100 million in UPB) Alternative delivery method typically from larger independent originators Which MSR Transactions Are Attractive? GSE and Ginnie Mae servicing in which PFSI has distinctive expertise MSRs sold and operational servicing transferred to PFSI (not subserviced by a third party) Measurable rep and warranty liability for PFSI PFSI is uniquely positioned be a successful acquirer of MSRs Proven track record of complex MSR and distressed loan transfers Operational platform that addresses the demands of the Agencies, regulators, and financing partners Physical capacity in place to service over $200 billion in UPB Potential co-investment opportunity for PMT in the excess servicing spread 2Q16 Earnings Report

PMT's Excess Servicing Spread Investments in Partnership with PFSI

- PMT has co-invested in Agency MSRs acquired from third-party sellers by PFSI; presently only related to Ginnie Mae MSRs
- PMT acquires the right to receive the excess servicing spread cash flows over the life of the underlying loans
- PFSI owns the MSRs and services the loans


Acquired by PFSI from Third-Party Seller(1)
Acquired by PMT from PFSI(1)
MSR Asset (e.g., 25bp servicing fee)
Excess Servicing Spread (e.g., 12.5bp)
Base MSR (e.g., 12.5bp)

Example transaction: actual transaction details may vary materially

Excess Servicing Spread[2]

- Interest income from a portion of the contractual servicing fee
  - Realized yield dependent on prepayment speeds and recapture

Base MSR

- Income from a portion of the contractual servicing fee
- Also entitled to ancillary income
- Bears expenses of performing loan servicing activities
- Required to advance certain payments largely for delinquent loans

[1] The contractual servicer and MSR owner is PennyMac Loan Services, LLC, an indirect subsidiary of PennyMac Financial Services, Inc.
[2] Subject and subordinate to Agency rights (under the related servicer guide); does not change the contractual servicing fee paid by the Agency to the servicer.

PennyMac® 2Q16 Earnings Report | 34